UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2022
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OPTINOSE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38241	42-1771610
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1020 Stony Hill Road, Suite 300
Yardley, Pennsylvania 19067
(Address of principal executive offices and zip code)

(267) 364-3500
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)
____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☒	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OPTN	Nasdaq Global Select Market

Item 1.01 Entry into a Material Definitive Agreement

On November 21, 2022, OptiNose, Inc. (the “Company”) amended and restated that certain Note Purchase Agreement (the “Note Purchase Agreement”), initially entered into on September 12, 2019 and amended through November 9, 2022, among the Company, its subsidiaries, OptiNose US, Inc., OptiNose AS and OptiNose UK, Ltd. and BioPharma Credit PLC, as collateral agent, and the purchasers party thereto from time to time (such amended and restated Note Purchase Agreement, the “A&R Note Purchase Agreement”). As of the filing of this report, the Company has issued $130.0 million of senior secured notes (the “Pharmakon Senior Secured Notes”) under the Note Purchase Agreement, and there are no outstanding commitments for the purchasers to purchase any additional senior secured notes under the Note Purchase Agreement.

Pursuant to the A&R Note Purchase Agreement, the financial covenants requiring the Company to achieve minimum trailing twelve-month consolidated XHANCE net product sales and royalties will be modified as follows (amounts in millions):

Trailing Twelve-Months Ending	Requirement Prior to A&R Note Purchase Agreement	Requirement under the A&R Note Purchase Agreement
September 30, 2022	N/A	N/A
December 31, 2022	N/A	N/A
March 31, 2023	$98.75	N/A
June 30, 2023	102.50	N/A
September 30, 2023	106.25	N/A
December 31, 2023	110.00	N/A
March 31, 2024	113.75	$82.50
June 30, 2024	117.50	90.00
September 30, 2024	N/A	102.50
December 31, 2024	N/A	110.00
March 31, 2025	N/A	115.00
June 30, 2025	N/A	120.00
September 30, 2025	N/A	125.00
December 31, 2025	N/A	130.00
March 31, 2026	N/A	135.00
June 30, 2026	N/A	140.00
September 30, 2026	N/A	145.00
December 31, 2026	N/A	150.00
March 31, 2027	N/A	155.00
June 30, 2027	N/A	160.00
September 30, 2027	N/A	165.00

Also, the A&R Note Purchase Agreement will provide for:

•an extension of the maturity date of the Pharmakon Senior Secured Notes from September 12, 2024 to June 30, 2027 (the “New Maturity Date”);

•an extension of the interest-only period from September 2023 to September 2025, after which principal repayments would commence starting on September 30, 2025 and would be made in eight equal quarterly installments of principal and interest through the New Maturity Date;

•an amended interest rate through the New Maturity Date equal to the 3-month Secured Overnight Financing Rate (subject to a 2.50% floor), determined as of the date that is two business days prior to the commencement of each quarter, plus 8.50% per annum, which interest rate shall be increased by an additional 3.00% per annum upon the occurrence and during the continuation of any event of default;

•a modification of the “make-whole” premium payment due in connection with any principal prepayments

(whether mandatory or voluntary) made prior to the three-year anniversary of the date of the A&R Note Purchase Agreement. On any such prepayment date, the Company will be required to pay a make-whole premium in the amount of (i) for any prepayment date occurring up until and including the 18-month anniversary of the date of the A&R Note Purchase Agreement, the foregone interest from such prepayment date through the 18-month anniversary of such prepayment date; and (ii) for any prepayment after the 18-month anniversary of the date of the A&R Note Purchase Agreement, the foregone interest from such prepayment date through the 3-year anniversary of the date of the A&R Note Purchase Agreement; provided, however, that in no event shall the amount of all make-whole premium payments exceed $24.0 million in the aggregate;

•certain modifications to the affirmative and negative covenants and events of default, including, without limitation, (i) the requirement for the Company to deliver quarterly and annual financial statements that, commencing with the Company's financial statements for the year period ending December 31, 2023, are not subject to a “going concern” qualification and (ii) the removal of certain exceptions to the negative covenants which previously permitted the Company to enter into certain transactions without the consent of the holders of the Pharmakon Senior Secured Notes, including permitted acquisitions, swap contracts, convertible bonds and revolving credit facilities;

•certain modifications to the Company’s obligations to reimburse the holders of the Pharmakon Senior Secured Notes for certain expenses and to indemnify them for certain liabilities as well as the procedures relating thereto;

•expansion of the rights of the holders of the Pharmakon Senior Secured Notes to assign, transfer and grant participation interests in the notes; and

•certain other modifications as set forth in the A&R Note Purchase Agreement.

As an inducement for the holders of the Pharmakon Senior Secured Notes to enter into the A&R Note Purchase Agreement, the Company is required to pay the holders of the Pharmakon Senior Secured Notes an amendment fee of $3.9 million (representing 3% of the outstanding principal balance of such notes) due on the New Maturity Date or the earlier repayment of the Pharmakon Senior Secured Notes, which amendment fee shall be (i) reduced to $1.3 million in the event that the Company repays the Pharmakon Senior Secured Notes in full prior to the one-year anniversary of the date of the A&R Note Purchase Agreement and (ii) reduced to $2.6 million in the event that the Company repays the Pharmakon Senior Secured Notes in full on or after the one-year anniversary of the date of the A&R Note Purchase Agreement and prior to second anniversary of the date of the A&R Note Purchase Agreement. Additionally, the $1.3 million fee payable under the Fourth Amendment to the Note Purchase Agreement that the Company entered into on November 9, 2022 will be credited against the amendment fee payable in connection with the A&R Note Purchase Agreement.

For more information about the Note Purchase Agreement, please see the Company’s current reports on Form 8-K filed by the Company with the SEC on September 12, 2019, February 18, 2020, August 18, 2020 and February 25, 2021, November 16, 2021, as well as the information contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, filed with the SEC on November 10, 2022.

The foregoing description of the A&R Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Note Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

Effective as of November 21, 2022, the Company ceased all offerings under that certain prospectus supplement, dated August 31, 2021, covering the offering, issuance and sale by the Company of up to a maximum aggregate offering price of $50,000,000 of the Company’s common stock that may be issued and sold pursuant to that certain Open Market Sale AgreementSM, dated as of August 11, 2022, with Jefferies LLC (the “Sale Agreement”). The Company has not made any sales pursuant to the Sale Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1
Amended and Restated Note Purchase Agreement, dated November 21, 2022, among OptiNose US, Inc., OptiNose, Inc., and OptiNose AS, BioPharma Credit PLC, as collateral agent and the purchasers from time to time party thereto.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OptiNose, Inc.
By: /s/ Michael F. Marino
Michael F. Marino
Chief Legal Officer
November 21, 2022